UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2020

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China
(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 10, 2020, Yum China Holdings, Inc. (the “Company”) completed its previously announced global offering (the “Global Offering”) of an aggregate of 41,910,700 shares (the “Shares”) of its common stock, par value $0.01 per share, comprising an international offering of 34,995,400 Shares and a Hong Kong public offering of 6,915,300 Shares, at a public offering price of HK$412.00, or US$53.16, per share. The Company will receive net proceeds from the Global Offering of approximately HK$17,002 million or US$2,194 million (or approximately HK$19,565 million or US$2,524 million if the underwriters’ over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company currently intends to apply the net proceeds to expand and deepen its restaurant network, invest in digitalization and supply chain, food innovation and value proposition, and high-quality assets, and for working capital and general corporate purposes.

In connection with the closing of the Global Offering, effective September 10, 2020, the Company’s common stock has been listed on the Main Board of The Stock Exchange of Hong Kong Limited (the “HKEX”) under the stock code “9987.” The Company’s common stock also continues to be listed and traded on the New York Stock Exchange (the “NYSE”), and the shares listed on the HKEX are fully fungible with the shares listed on the NYSE.

The Global Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-248449) filed with the U.S. Securities and Exchange Commission (the “SEC”), which has become effective. A final prospectus supplement and accompanying prospectus relating to and describing the terms of the Global Offering was filed with the SEC on September 8, 2020 and is available on the SEC’s web site at www.sec.gov.

In connection with such registration statement, the Company is filing the legal opinions attached as Exhibits 5.1, 8.1 and 8.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

5.1	Opinion of Sidley Austin LLP with respect to the legality of the Shares.

8.1	Opinion of Sidley Austin LLP with respect to certain tax matters concerning the Shares.

8.2	Opinion of Jingtian & Gongcheng with respect to certain tax matters concerning the Shares.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Joseph Chan
	Name:	Joseph Chan
	Title:	Chief Legal Officer
Date: September 10, 2020